UNITED STATES COMMODITY FUNDS LLC
General Partner of the United States Short Oil Fund, LP

March 30, 2017

Dear United States Short Oil Fund, LP Investor,

Enclosed with this letter is your copy of the 2016 financial statements for the United States Short Oil Fund, LP (ticker symbol “DNO”). We have mailed this statement to all investors in DNO who held shares as of December 31, 2016 to satisfy our annual reporting requirement under federal commodities laws. In addition, we have enclosed a copy of the current DNO Privacy Policy. Additional information concerning DNO’s 2016 results may be found by referring to DNO’s Annual Report on Form 10-K (the “Form 10-K”), which has been filed with the U.S. Securities and Exchange Commission (the “SEC”). You may obtain a copy of the Form 10-K by going to the SEC’s website at www.sec.gov, or by going to DNO’s website at www.uscfinvestments.com. You may also call DNO at 1-800-920-0259 to speak to a representative and request additional material, including a current DNO Prospectus.

United States Commodity Funds LLC is the general partner of DNO. United States Commodity Funds LLC is also the general partner or sponsor and manager of several other commodity based exchange traded security funds. These other funds are referred to in the attached financial statements and include:

United States Oil Fund, LP	(ticker symbol: USO)	United States 12 Month Natural Gas Fund, LP	(ticker symbol: UNL)
United States Natural Gas Fund, LP	(ticker symbol: UNG)	United States Brent Oil Fund, LP	(ticker symbol: BNO)
United States 12 Month Oil Fund, LP	(ticker symbol: USL)	United States Commodity Index Fund	(ticker symbol: USCI)
United States Gasoline Fund, LP	(ticker symbol: UGA)	United States Copper Index Fund	(ticker symbol: CPER)
United States Diesel-Heating Oil Fund, LP	(ticker symbol: UHN)	United States Agriculture Index Fund	(ticker symbol: USAG )

Information about these other funds is contained within the Annual Report as well as in the current DNO Prospectus. Investors in DNO who wish to receive additional information about these other funds may do so by going to their website.* The website may be found at www.uscfinvestments.com

You may also call United States Commodity Funds LLC at 1-800-920-0259 to request additional information.

Thank you for your continued interest in DNO.

Regards,

/s/ John P. Love
John P. Love
President and CEO
United States Commodity Funds LLC

* This letter is not an offer to buy or sell securities. Investment in any of these other funds is only made by prospectus. Please consult the relevant prospectus for a description of the risks and expenses involved in any such investment.

PRIVACY POLICY

UNITED STATES COMMODITY FUNDS LLC

Introduction

This document sets forth the Sixth Amended Privacy Policy of United States Commodity Funds LLC (the “Company”), adopted on December 6, 2008, last amended on March 20, 2014. The Company is a commodity pool operator registered with the Commodity Futures Trading Commission, and (i) the statutory trust for which the Company acts as sponsor, United States Commodity Index Funds Trust (the “Index Funds Trust”), and each series therein and (ii) each of the funds for which the Company serves as the general partner or serves as sponsor (each a “Fund” and together, the “Funds” as defined in Appendix A, which may be amended from time to time), each as referenced above relating to the collection, maintenance and use of nonpublic personal information about the Funds’ investors, as required under federal legislation. This privacy policy applies to the nonpublic personal information of investors who are individuals and who obtain financial products or services primarily for personal, family or household purposes.

Collection of Investor Information

Shares of the Funds are registered in the name of Cede & Co., as nominee for the Depository Trust Company. However, the Company may collect or have access to personal information about Fund investors for certain purposes relating to the operation of the Funds, including for the distribution of certain required tax reports to investors. This information may include information received from investors and information about investors’ holdings and transactions in shares of the Funds.

Disclosure of Nonpublic Personal Information

The Company does not sell or rent investor information. The Company does not disclose nonpublic personal information about Fund investors, except as required by law or as described below. Specifically, the Company may share nonpublic personal information in the following situations:

•	To service providers in connection with the administration and servicing of the Funds, which may include attorneys, accountants, auditors and other professionals. The Company may also share information in connection with the servicing or processing of the Index Funds Trust and Fund transactions.
•	To respond to subpoenas, court orders, judicial process or regulatory authorities;
•	To protect against fraud, unauthorized transactions (such as money laundering), claims or other liabilities; and
•	Upon consent of an investor to release such information, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on behalf of the investor.

Fund investors have no right to opt out of the Company’s disclosure of non-public personal information under the circumstances described above.

Protection of Investor Information

The Company holds Fund investor information in the strictest confidence. Accordingly, the Company’s policy is to require that all employees, financial professionals and companies providing services on its behalf keep client information confidential.

The Company maintains safeguards that comply with federal standards to protect investor information. The Company restricts access to the personal and account information of investors to those employees who need to know that information in the course of their job responsibilities. Third parties with whom the Company shares investor information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically and procedurally.

The Company’s privacy policy applies to both current and former investors. The Company will only disclose nonpublic personal information about a former investor to the same extent as for a current investor.

Changes to Privacy Policy

The Company may make changes to its privacy policy in the future. The Company will not make any change affecting Fund investors without first sending investors a revised privacy policy describing the change. In any case, the Company will send Fund investors a current privacy policy at least once a year as long as they continue to be Fund investors.

APPENDIX A

UNITED STATES COMMODITY FUNDS LLC,

GENERAL PARTNER OF

UNITED STATES OIL FUND, LP,

UNITED STATES NATURAL GAS FUND, LP,

UNITED STATES 12 MONTH OIL FUND, LP,

UNITED STATES GASOLINE FUND, LP,

UNITED STATES DIESEL-HEATING OIL FUND, LP,

UNITED STATES SHORT OIL FUND, LP,

UNITED STATES 12 MONTH NATURAL GAS FUND, LP,

UNITED STATES BRENT OIL FUND, LP,

AND

SPONSOR OF

UNITED STATES COMMODITY INDEX FUND,

UNITED STATES COPPER INDEX FUND,

UNITED STATES AGRICULTURE INDEX FUND,

EACH A SERIES OF

UNITED STATES COMMODITY INDEX FUNDS TRUST

UNITED STATES SHORT OIL FUND, LP
A Delaware Limited Partnership

FINANCIAL STATEMENTS

For the years ended December 31, 2016, 2015 and 2014

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Shareholders of the United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in this Annual Report for the years ended for the years ended December 31, 2016, 2015 and 2014 is accurate and complete.

By United States Commodity Funds LLC, as General Partner of United States Short Oil Fund, LP

By:	/s/ John P. Love
John P. Love
President & CEO of United States Commodity Funds LLC

Spicer Jeffries LLP
Certified Public Accountants

5251 SOUTH QUEBEC STREET, SUITE 200
GREENWOOD VILLAGE, COLORADO 80111
TELEPHONE: (303) 753-1959
FAX: (303) 753-0338
www.spicerjeffries.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
United States Short Oil Fund, LP

We have audited the accompanying statements of financial condition of United States Short Oil Fund, LP (the “Fund”) as of December 31, 2016 and 2015, including the schedule of investments as of December 31, 2016 and 2015, and the related statements of operations, changes in partners’ capital and cash flows for the years ended December 31, 2016, 2015 and 2014. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining on a test, basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States Short Oil Fund, LP as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years ended December 31, 2016, 2015 and 2014, in conformity with accounting principles generally accepted in the United States of America.

Greenwood Village, Colorado
March 24, 2017

United States Short Oil Fund, LP

Statements of Financial Condition

At December 31, 2016 and 2015

Assets	December 31, 2016	December 31, 2015
Cash and cash equivalents (Notes 2 and 5)	$8,597,603	$19,904,157
Equity in trading accounts:
Cash and cash equivalents	990,186	3,810,628
Unrealized gain (loss) on open commodity futures contracts	(329,150)	648,394
Receivable from General Partner (Note 3)	129,082	109,934
Dividends receivable	821	64
Directors’ fees and insurance receivable	47	679

Total assets	$9,388,589	$24,473,856

Liabilities and Partners’ Capital
General Partner management fees payable (Note 3)	$4,819	$12,071
Professional fees payable	87,923	84,243
Brokerage commissions payable	942	2,017
License fees payable	792	948

Total liabilities	94,476	99,279

Commitments and Contingencies (Notes 3, 4 and 5)

Partners’ Capital
General Partner	—	—
Limited Partners	9,294,113	24,374,577
Total Partners’ Capital	9,294,113	24,374,577

Total liabilities and partners’ capital	$9,388,589	$24,473,856

Limited Partners’ shares outstanding	150,000	300,000
Net asset value per share	$61.96	$81.25
Market value per share	$61.96	$81.43

See accompanying notes to financial statements.

United States Short Oil Fund, LP

Schedule of Investments

At December 31, 2016

	Number of Contracts	Unrealized Gain (Loss) on Open Commodity Contracts	% of Partners’ Capital
Open Futures Contracts - Short
United States Contracts
NYMEX WTI Crude Oil Futures CL February 2017 contracts, expiring January 2017*	173	$(329,150)	(3.54)

	Principal	Market
	Amount	Value
Cash Equivalents
United States Treasury Obligations
U.S. Treasury Bills:
0.40%, 2/02/2017	$200,000	$199,929	2.15
0.42%, 2/09/2017	300,000	299,864	3.23
0.45%, 2/16/2017	200,000	199,885	2.15
0.45%, 2/23/2017	200,000	199,869	2.15
0.45%, 3/02/2017	200,000	199,850	2.15
0.47%, 3/09/2017	200,000	199,825	2.15
0.50%, 3/16/2017	100,000	99,897	1.08
0.45%, 3/23/2017	200,000	199,800	2.15
0.43%, 3/30/2017	100,000	99,895	1.07
0.46%, 4/06/2017	200,000	199,760	2.15
0.47%, 4/13/2017	200,000	199,734	2.15
0.46%, 4/20/2017	200,000	199,724	2.15
0.47%, 4/27/2017	200,000	199,700	2.15
0.49%, 5/04/2017	200,000	199,663	2.15
0.55%, 5/11/2017	100,000	99,803	1.07
0.60%, 5/18/2017	200,000	199,547	2.15
0.61%, 5/25/2017	100,000	99,757	1.07
0.60%, 6/01/2017	100,000	99,750	1.07
0.62%, 6/08/2017	200,000	199,460	2.15
0.65%, 6/15/2017	200,000	199,409	2.15
0.64%, 6/22/2017	100,000	99,694	1.07
0.60%, 6/29/2017	100,000	99,702	1.07
Total Treasury Obligations		3,794,517	40.83

United States - Money Market Funds
Fidelity Investments Money Market Funds (formerly Fidelity Institutional Money Market Funds) - Government Portfolio	2,000,000	2,000,000	21.52
Goldman Sachs Financial Square Funds - Government Fund - Class FS	1,000,000	1,000,000	10.76
Total Money Market Funds		3,000,000	32.28
Total Cash Equivalents		$6,794,517	73.11

* Collateral amounted to $990,186 on open futures contracts.

See accompanying notes to financial statements.

United States Short Oil Fund, LP

Schedule of Investments

At December 31, 2015

	Number of Contracts	Unrealized Gain (Loss) on Open Commodity Contracts	% of Partners’ Capital
Open Futures Contracts - Short
United States Contracts
NYMEX WTI Crude Oil Futures CL February 2016 contracts, expiring January 2016*	658	$648,394	2.66

	Principal	Market
	Amount	Value
Cash Equivalents
United States Treasury Obligations
U.S. Treasury Bills:
0.13%, 1/21/2016	$1,000,000	$999,931	4.10
0.19%, 2/04/2016	1,000,000	999,825	4.10
0.23%, 3/03/2016	1,000,000	999,608	4.10
0.07%, 4/14/2016	1,000,000	999,812	4.10
0.12%, 4/21/2016	1,000,000	999,630	4.10
0.33%, 5/12/2016	1,000,000	998,790	4.10
0.31%, 5/19/2016	1,000,000	998,803	4.10
0.43%, 6/02/2016	1,000,000	998,194	4.10
0.48%, 6/16/2016	1,000,000	997,774	4.09
0.47%, 6/30/2016	2,000,000	1,995,324	8.19
Total Treasury Obligations		10,987,691	45.08

United States - Money Market Funds
Fidelity Institutional Money Market Funds - Government Portfolio	2,000,000	2,000,000	8.21
Goldman Sachs Financial Square Funds - Government Fund - Class FS	2,000,000	2,000,000	8.21
Morgan Stanley Institutional Liquidity Funds - Government Portfolio	1,000,000	1,000,000	4.09
Total Money Market Funds		5,000,000	20.51
Total Cash Equivalents		$15,987,691	65.59

* Collateral amounted to $3,810,628 on open futures contracts.

See accompanying notes to financial statements.

United States Short Oil Fund, LP

Statements of Operations

For the years ended December 31, 2016, 2015 and 2014

	Year ended December 31, 2016	Year ended December 31, 2015	Year ended December 31, 2014
Income
Gain (loss) on trading of commodity futures contracts:
Realized gain (loss) on closed futures contracts	$(4,128,807)	$11,046,246	$3,019,909
Change in unrealized gain (loss) on open futures contracts	(977,544)	(679,796)	1,377,510
Realized gain (loss) on short-term investments	1,583	—	—
Dividend income	7,431	909	470
Interest income	42,719	9,781	2,520
ETF transaction fees	2,450	3,850	2,100

Total income (loss)	(5,052,168)	10,380,990	4,402,509

Expenses
General Partner management fees (Note 3)	101,884	124,216	63,118
Professional fees	97,943	83,877	136,285
Brokerage commissions	50,645	51,218	11,211
Directors’ fees and insurance	3,417	2,770	3,400
License fees	2,547	3,105	1,578

Total expenses	256,436	265,186	215,592

Expense waiver (Note 3)	(129,082)	(109,915)	(131,982)

Net expenses	127,354	155,271	83,610

Net income (loss)	$(5,179,522)	$10,225,719	$4,318,899
Net income (loss) per limited partnership share	$(19.29)	$25.57	$21.45
Net income (loss) per weighted average limited partnership share	$(23.94)	$30.05	$14.03
Weighted average limited partnership shares outstanding	216,393	340,274	307,808

See accompanying notes to financial statements.

United States Short Oil Fund, LP

Statements of Changes in Partners’ Capital

For the years ended December 31, 2016, 2015 and 2014

	General Partner	Limited Partners	Total
Balances, at December 31, 2013	$—	$10,268,738	$10,268,738
Addition of 150,000 partnership shares	—	5,350,864	5,350,864
Redemption of 250,000 partnership shares	—	(8,802,508)	(8,802,508)
Net income (loss)	—	4,318,899	4,318,899

Balances, at December 31, 2014	—	11,135,993	11,135,993
Addition of 450,000 partnership shares	—	26,982,695	26,982,695
Redemption of 350,000 partnership shares	—	(23,969,830)	(23,969,830)
Net income (loss)	—	10,225,719	10,225,719

Balances, at December 31, 2015	—	24,374,577	24,374,577
Addition of 200,000 partnership shares	—	17,303,957	17,303,957
Redemption of 350,000 partnership shares	—	(27,204,899)	(27,204,899)
Net income (loss)	—	(5,179,522)	(5,179,522)

Balances, at December 31, 2016	$—	$9,294,113	$9,294,113

Net Asset Value Per Share:
At December 31, 2013			$34.23
At December 31, 2014			$55.68
At December 31, 2015			$81.25
At December 31, 2016			$61.96

See accompanying notes to financial statements.

United States Short Oil Fund, LP

Statements of Cash Flows

For the years ended December 31, 2016, 2015 and 2014

	Year ended December 31, 2016	Year ended December 31, 2015	Year ended December 31, 2014
Cash Flows from Operating Activities:
Net income (loss)	$(5,179,522)	$10,225,719	$4,318,899
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Increase) decrease in commodity futures trading account - cash and cash equivalents	2,820,442	(2,699,135)	(495,155)
Unrealized (gain) loss on open futures contracts	977,544	679,796	(1,377,510)
(Increase) decrease in receivable from General Partner	(19,148)	(16,127)	(15,008)
(Increase) decrease in dividends receivable	(757)	(64)	51
(Increase) decrease in directors’ fees and insurance receivable	632	369	(364)
Increase (decrease) in General Partner management fees payable	(7,252)	6,929	(645)
Increase (decrease) in professional fees payable	3,680	(6,098)	(19,862)
Increase (decrease) in brokerage commissions payable	(1,075)	1,445	200
Increase (decrease) in license fees payable	(156)	619	(277)
Net cash provided by (used in) operating activities	(1,405,612)	8,193,453	2,410,329

Cash Flows from Financing Activities:
Addition of partnership shares	17,303,957	26,982,695	5,350,864
Redemption of partnership shares	(27,204,899)	(23,969,830)	(8,802,508)
Net cash provided by (used in) financing activities	(9,900,942)	3,012,865	(3,451,644)

Net Increase (Decrease) in Cash and Cash Equivalents	(11,306,554)	11,206,318	(1,041,315)

Cash and Cash Equivalents, beginning of year	19,904,157	8,697,839	9,739,154
Cash and Cash Equivalents, end of year	$8,597,603	$19,904,157	$8,697,839

See accompanying notes to financial statements.

United States Short Oil Fund, LP
Notes to Financial Statements
For the years ended December 31, 2016, 2015 and 2014

NOTE 1 - ORGANIZATION AND BUSINESS

The United States Short Oil Fund, LP (“DNO”) was organized as a limited partnership under the laws of the state of Delaware on June 30, 2008. DNO is a commodity pool that issues limited partnership shares (“shares”) that may be purchased and sold on the NYSE Arca, Inc. (the “NYSE Arca”). DNO will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in its Second Amended and Restated Agreement of Limited Partnership dated as of March 1, 2013 (the “LP Agreement”). The investment objective of DNO is for the daily changes in percentage terms of its shares’ net asset value (“NAV”) to inversely reflect the daily changes in percentage terms of the spot price of West Texas Intermediate (“WTI”) light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the daily changes in the price of the futures contract for light, sweet crude oil traded on the New York Mercantile Exchange (the “NYMEX”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire (the “Benchmark Futures Contract”), less DNO’s expenses. DNO’s investment objective is not for its NAV or market price of its shares to equal, in dollar terms, the inverse of the spot price of WTI light, sweet crude oil or any particular futures contract based on WTI light, sweet crude oil, nor is DNO’s investment objective for the percentage change in its NAV to reflect the inverse of the percentage change of the price of any particular futures contract as measured over a time period greater than one day.

United States Commodity Funds LLC (“USCF”), the general partner of DNO, believes that it is not practical to manage the portfolio to achieve such an investment goal when investing in Futures Contracts (as defined below) and Other Crude Oil-Related Investments (as defined below). DNO accomplishes its objective through investments in short positions in futures contracts for WTI light, sweet crude oil and other types of crude oil, diesel-heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the NYMEX, ICE Futures or other U.S. and foreign exchanges (collectively, “Futures Contracts”) and other crude oil-related investments such as cash-settled options on Futures Contracts, forward contracts for oil, cleared swap contracts and over-the-counter (“OTC”) transactions that are based on the price of crude oil, diesel-heating oil, gasoline, natural gas and other petroleum-based fuels, Futures Contracts and indices based on the foregoing (collectively, “Other Crude Oil-Related Investments”). For convenience, and unless otherwise specified, Futures Contracts and Other Crude Oil-Related Investments are collectively referred to as “Crude Oil Interests.” As of December 31, 2016, DNO held short positions in 173 Crude Oil Futures CL Contracts traded on the NYMEX. DNO did not hold short positions on ICE Futures as of December 31, 2016.

DNO commenced investment operations on September 24, 2009 and has a fiscal year ending on December 31. USCF is responsible for the management of DNO. USCF is a member of the National Futures Association (the “NFA”) and became registered as a commodity pool operator registered with the Commodity Futures Trading Commission (the “CFTC”) effective December 1, 2005 and a swaps firm on August 8, 2013. USCF is also the general partner of the United States Oil Fund, LP (“USO”), the United States Natural Gas Fund, LP (“UNG”), the United States 12 Month Oil Fund, LP (“USL”), the United States Gasoline Fund, LP (“UGA”) and the United States Diesel-Heating Oil Fund, LP (“UHN”), which listed their limited partnership shares on the American Stock Exchange (the “AMEX”) under the ticker symbols “USO” on April 10, 2006, “UNG” on April 18, 2007, “USL” on December 6, 2007, “UGA” on February 26, 2008 and “UHN” on April 9, 2008, respectively. As a result of the acquisition of the AMEX by NYSE Euronext, each of USO’s, UNG’s, USL’s, UGA’s and UHN’s shares commenced trading on the NYSE Arca on November 25, 2008. USCF is also the general partner of the United States 12 Month Natural Gas Fund, LP (“UNL”) and the United States Brent Oil Fund, LP (“BNO”), which listed their limited partnership shares on the NYSE Arca under the ticker symbols “UNL” on November 18, 2009 and “BNO” on June 2, 2010, respectively. USCF is also the sponsor of the United States Commodity Index Fund (“USCI”), the United States Copper Index Fund (“CPER”), the United States Agriculture Index Fund (“USAG”) and USCF Canadian Crude Oil Index Fund (“UCCO”), each of which is a series of the United States Commodity Index Funds Trust. USCI, CPER and USAG listed their shares on the NYSE Arca under the ticker symbol “USCI” on August 10, 2010, “CPER” on November 15, 2011, “USAG” on April 13, 2012, respectively. UCCO is currently in registration.

All funds listed previously, other than UCCO, are referred to collectively herein as the “Related Public Funds.” In addition, USCF is the sponsor of the USCF Funds Trust, a Delaware statutory trust, and each of its series, the REX S&P MLP Fund, the REX S&P MLP Inverse Fund, the United States 3X Oil Fund and the United States 3X Short Oil Fund, all of which are funds that are currently in registration and have not commenced operations. The funds that are series of the USCF Funds Trust (the “REX Funds”) are not included in the Related Public Funds.

DNO issues shares to certain Authorized Participants (“Authorized Participants”) by offering baskets consisting of 50,000 shares (“Creation Baskets”) through ALPS Distributors, Inc., as its marketing agent (“ALPS Distributors” or the “Marketing Agent”). The purchase price for a Creation Basket is based upon the NAV of a share calculated shortly after the close of the core trading session on the NYSE Arca on the day the order to create the basket is properly received.

From July 1, 2011 through December 31, 2016 (and continuing at least through April 30, 2017), the applicable transaction fee paid by Authorized Participants is $350 to DNO for each order they place to create or redeem one or more baskets (“Redemption Baskets”); prior to July 1, 2011, this fee was $1,000. Shares may be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket or Redemption Basket. Shares purchased or sold on a nationally recognized securities exchange are not purchased or sold at the per share NAV of DNO but rather at market prices quoted on such exchange.

In September 2009, DNO initially registered 25,000,000 shares on Form S-1 with the U.S. Securities and Exchange Commission (“SEC”). On September 24, 2009, DNO listed its shares on the NYSE Arca under the ticker symbol “DNO” and switched to trading on the NYSE Arca under the same ticker symbol on November 25, 2008. On that day, DNO established its initial per share NAV by setting the price at $50.00 and issued 200,000 shares in exchange for $10,000,000. DNO also commenced investment operations on September 24, 2009, by taking short positions in Futures Contracts traded on the NYMEX based on WTI light, sweet crude oil. As of December 31, 2016, DNO had registered a total of 25,000,000 shares.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as detailed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification. DNO is an investment company and follows the accounting and reporting guidance in FASB Topic 946.

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the statements of financial condition and represent the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statements of operations. DNO earns income on funds held at the custodian or futures commission merchant (“FCM”) at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

DNO is not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

In accordance with U.S. GAAP, DNO is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any tax related appeals or litigation processes, based on the technical merits of the position. DNO files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states. DNO is not subject to income tax return examinations by major taxing authorities for years before 2013. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in DNO recording a tax liability that reduces net assets. However, DNO’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations and interpretations thereof. DNO recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and for the year ended December 31, 2016.

Creations and Redemptions

Authorized Participants may purchase Creation Baskets or redeem Redemption Baskets only in blocks of 50,000 shares at a price equal to the NAV of the shares calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed.

DNO receives or pays the proceeds from shares sold or redeemed within three business days after the trade date of the purchase or redemption. The amounts due from Authorized Participants are reflected in DNO’s statements of financial condition as receivable for shares sold, and amounts payable to Authorized Participants upon redemption are reflected as payable for shares redeemed.

Authorized Participants pay DNO a transaction fee of $350 for each order placed to create one or more Creation Baskets or to redeem one or more Redemption Baskets.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of DNO in proportion to the number of shares each partner holds as of the close of each month. USCF may revise, alter or otherwise modify this method of allocation as described in the LP Agreement.

Calculation of Per Share Net Asset Value (“NAV”)

DNO’s per share NAV is calculated on each NYSE Arca trading day by taking the current market value of its total assets, subtracting any liabilities and dividing that amount by the total number of shares outstanding. DNO uses the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Net Income (Loss) Per Share

Net income (loss) per share is the difference between the per share NAV at the beginning of each period and at the end of each period. The weighted average number of shares outstanding was computed for purposes of disclosing net income (loss) per weighted average share. The weighted average shares are equal to the number of shares outstanding at the end of the period, adjusted proportionately for shares added and redeemed based on the amount of time the shares were outstanding during such period. There were no shares held by USCF at December 31, 2016.

Offering Costs

Offering costs incurred in connection with the registration of additional shares after the initial registration of shares are borne by DNO. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated with such offerings. These costs are accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

Cash Equivalents

Cash equivalents include money market funds and overnight deposits or time deposits with original maturity dates of six months or less.

Reclassification

Certain amounts in the accompanying financial statements were reclassified to conform to the current presentation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires USCF to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results may differ from those estimates and assumptions.

NOTE 3 - FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

USCF Management Fee

Under the LP Agreement, USCF is responsible for investing the assets of DNO in accordance with the objectives and policies of DNO. In addition, USCF has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to DNO. For these services, DNO is contractually obligated to pay USCF a fee, which is paid monthly, equal to 0.60% per annum of average daily total net assets.

Ongoing Registration Fees and Other Offering Expenses

DNO pays all costs and expenses associated with the ongoing registration of its shares subsequent to the initial offering. These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of shares, and all legal, accounting, printing and other expenses associated with such offer and sale. For the years ended December 31, 2016, 2015 and 2014, DNO did not incur registration fees and other offering expenses.

Independent Directors’ and Officers’ Expenses

DNO is responsible for paying its portion of the directors’ and officers’ liability insurance for DNO and the Related Public Funds and the fees and expenses of the independent directors who also serve as audit committee members of DNO and the Related Public Funds. DNO shares the fees and expenses on a pro rata basis with each Related Public Fund, as described above, based on the relative assets of each fund computed on a daily basis. These fees and expenses for the year ended December 31, 2016 were $582,050 for DNO and the Related Public Funds. DNO’s portion of such fees and expenses for the year ended December 31, 2016 was $3,417. For the year ended December 31, 2015, these fees and expenses were $569,303 for DNO and the Related Public Funds. DNO’s portion of such fees and expenses for the year ended December 31, 2015 was $2,770. For the year ended December 31, 2014, these fees and expenses were $567,863 for DNO and the Related Public Funds. DNO’s portion of such fees and expenses for the year ended December 31, 2014 was $3,400.

Licensing Fees

As discussed in Note 4 below, DNO entered into a licensing agreement with the NYMEX on May 22, 2009, as amended on October 20, 2011. Pursuant to the agreement, DNO and the Related Public Funds, other than BNO, USCI, CPER and USAG, pay a licensing fee that is equal to 0.015% on all net assets. During the years ended December 31, 2016, 2015 and 2014, DNO incurred $2,547, $3,105 and $1,578, respectively, under this arrangement.

Investor Tax Reporting Cost

The fees and expenses associated with DNO’s audit expenses and tax accounting and reporting requirements are paid by DNO. These costs were approximately $70,000, $68,000 and $68,000, respectively, for the years ended December 31, 2016, 2015 and 2014. Tax reporting costs fluctuate between years due to the number of shareholders during any given year.

Other Expenses and Fees and Expense Waivers

In addition to the fees described above, DNO pays all brokerage fees and other expenses in connection with the operation of DNO, excluding costs and expenses paid by USCF as outlined in Note 4 below. USCF has voluntarily agreed to pay certain expenses typically borne by DNO, to the extent that such expenses exceed 0.15% (15 basis points) of DNO’s NAV, on an annualized basis. USCF has no obligation to continue such payments into subsequent periods. For the year ended December 31, 2016, USCF waived $129,082, of DNO’s expenses. This voluntary expense waiver is in addition to those amounts USCF is contractually obligated to pay as described in Note 4 – Contracts and Agreements.

NOTE 4 - CONTRACTS AND AGREEMENTS

Marketing Agent Agreement

DNO is party to a marketing agent agreement, dated as of June 8, 2009, as amended from time to time, with the Marketing Agent and USCF, whereby the Marketing Agent provides certain marketing services for DNO as outlined in the agreement. The fee of the Marketing Agent, which is borne by USCF, is equal to 0.06% on DNO’s assets up to $3 billion; and 0.04% on DNO’s assets in excess of $3 billion. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution related services exceed ten percent (10%) of the gross proceeds of DNO’s offering.

The above fee does not include website construction and development, which are also borne by USCF.

Brown Brothers Harriman & Co. Agreements

DNO is also party to a custodian agreement, dated October 7, 2008, as amended from time to time, with Brown Brothers Harriman & Co. (“BBH&Co.”) and USCF, whereby BBH&Co. holds investments on behalf of DNO. USCF pays the fees of the custodian, which are determined by the parties from time to time. In addition, DNO is party to an administrative agency agreement, dated October 7, 2008, as amended from time to time, with USCF and BBH&Co., whereby BBH&Co. acts as the administrative agent, transfer agent and registrar for DNO. USCF also pays the fees of BBH&Co. for its services under such agreement and such fees are determined by the parties from time to time.

Currently, USCF pays BBH&Co. for its services, in the foregoing capacities, a minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to DNO and each of the Related Public Funds, as well as a $20,000 annual fee for its transfer agency services. In addition, USCF pays BBH&Co. an asset-based charge of (a) 0.06% for the first $500 million of the Related Public Funds’ combined net assets, (b) 0.0465% for the Related Public Funds’ combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once the Related Public Funds’ combined net assets exceed $1 billion. The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000. USCF also pays BBH&Co. transaction fees ranging from $7 to $15 per transaction.

Brokerage and Futures Commission Merchant Agreements

On October 8, 2013, DNO entered into a brokerage agreement with RBC Capital Markets, LLC (“RBC Capital” or “RBC”) to serve as DNO’s FCM, effective October 10, 2013. The agreement with RBC requires it to provide services to DNO in connection with the purchase and sale of Futures Contracts and Other Crude Oil-Related Investments that may be purchased and sold by or through RBC Capital for DNO’s account. In accordance with the agreement, RBC Capital charges DNO commissions of approximately $7 to $8 per round-turn trade, including applicable exchange and NFA fees for Futures Contracts and options on Futures Contracts. Such fees include those incurred when purchasing Futures Contracts and options on Futures Contracts when DNO issues shares as a result of a Creation Basket, as well as fees incurred when selling Futures Contracts and options on Futures Contracts when DNO redeems shares as a result of a Redemption Basket. Such fees are also incurred when Futures Contracts and options on Futures Contracts are purchased or redeemed for the purpose of rebalancing the portfolio. DNO also incurs commissions to brokers for the purchase and sale of Futures Contracts, Other Crude Oil-Related Investments or short-term obligations of the United States of two years or less (“Treasuries”).

	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015	For the Year Ended December 31, 2014
Total commissions accrued to brokers	$50,645	$51,218	$11,211
Total commissions as an annualized percentage of average total net assets	0.30%	0.25%	0.11%
Commissions accrued as a result of rebalancing	$49,839	$48,836	$11,072
Percentage of commissions accrued as a result of rebalancing	98.41%	95.35%	98.76%
Commissions accrued as a result of creation and redemption activity	$806	$2,382	$139
Percentage of commissions accrued as a result of creation and redemption activity	1.59%	4.65%	1.24%

Total commissions accrued to brokers for the year ended December 31, 2016, compared to the year ended December 31, 2015, were slightly higher; and were higher for the year ended December 31, 2015, compared to the year ended December 31, 2014, as measured as an annualized percentage of average total net assets. These changes were due primarily to a greater number of futures contracts being held and traded. However, there can be no assurance that commission costs and portfolio turnover will not cause commission expenses to rise in future quarters.

NYMEX Licensing Agreement

DNO and the NYMEX entered into a licensing agreement on May 22, 2009, as amended on October 20, 2011, whereby DNO was granted a non-exclusive license to use certain of the NYMEX’s settlement prices and service marks. Under the licensing agreement, DNO and the Related Public Funds, other than BNO, USCI, CPER and USAG, pay the NYMEX an asset-based fee for the license, the terms of which are described in Note 3. DNO expressly disclaims any association with the NYMEX or endorsement of DNO by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX.

NOTE 5 - FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

DNO may engage in the trading of futures contracts, options on futures contracts and may engage in swaps (collectively, “derivatives”). DNO is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

DNO may enter into futures contracts, options on futures contracts and cleared swaps to gain exposure to changes in the value of an underlying commodity. A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of a commodity at a specified time and place. Some futures contracts may call for physical delivery of the asset, while others are settled in cash. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. Cleared swaps are agreements that are eligible to be cleared by a clearinghouse, e.g. ICE Clear Europe, and provide the efficiencies and benefits that centralized clearing on an exchange offers to traders of futures contracts, including credit risk intermediation and the ability to offset positions initiated with different counterparties.

The purchase and sale of futures contracts, options on futures contracts and swaps require margin deposits with an FCM. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities.

Futures contracts, options on futures contracts and cleared swaps involve, to varying degrees, elements of market risk (specifically commodity price risk) and exposure to loss in excess of the amount of variation margin. The face or contract amounts reflect the extent of the total exposure DNO has in the particular classes of instruments. Additional risks associated with the use of futures contracts are an imperfect correlation between movements in the price of the futures contracts and the market value of the underlying securities and the possibility of an illiquid market for a futures contract. Buying and selling options on futures contracts exposes investors to the risks of purchasing or selling futures contracts.

All of the futures contracts held by DNO through December 31, 2016 were exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with OTC swaps since, in OTC swaps, a party must rely solely on the credit of its respective individual counterparties. However, in the future, if DNO were to enter into non-exchange traded contracts it would be subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any, on the transaction. DNO has credit risk under its futures contracts since the sole counterparty to all domestic and foreign futures contracts is the clearinghouse for the exchange on which the relevant contracts are traded. In addition, DNO bears the risk of financial failure by the clearing broker.

DNO’s cash and other property, such as Treasuries, deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited. The insolvency of an FCM could result in the complete loss of DNO’s assets posted with that FCM; however, the majority of DNO’s assets are held in cash and/or cash equivalents with DNO’s custodian and would not be impacted by the insolvency of an FCM. The failure or insolvency of DNO’s custodian, however, could result in a substantial loss of DNO’s assets.

USCF invests a portion of DNO’s cash in money market funds that seek to maintain a stable per share NAV. DNO is exposed to any risk of loss associated with an investment in such money market funds. As of December 31, 2016 and December 31, 2015, DNO held investments in money market funds in the amount of $3,000,000 and $5,000,000. Pursuant to a written agreement with BBH&Co., uninvested overnight cash balances are swept to offshore branches of U.S. regulated and domiciled banks located in Toronto, Canada; London, United Kingdom; Grand Cayman, Cayman Islands; and Nassau, Bahamas, which are subject to U.S. regulation and regulatory oversight. As of December 31, 2016 and December 31, 2015, DNO held cash deposits and investments in Treasuries in the amounts of $6,587,789 and $18,714,785, respectively, with the custodian and FCM. Some or all of these amounts may be subject to loss should DNO’s custodian and/or FCM cease operations.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, DNO is exposed to market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short. As both a buyer and a seller of options, DNO pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

DNO’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, DNO has a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by DNO are reported in its statements of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

NOTE 6 - FINANCIAL HIGHLIGHTS

The following table presents per share performance data and other supplemental financial data for the years ended December 31, 2016, 2015 and 2014. This information has been derived from information presented in the financial statements.

	Year ended December 31, 2016	Year ended December 31, 2015	Year ended December 31, 2014
Per Share Operating Performance:
Net asset value, beginning of year	$81.25	$55.68	$34.23
Total income (loss)	(18.70)	26.03	21.72
Net expenses	(0.59)	(0.46)	(0.27)
Net increase (decrease) in net asset value	(19.29)	25.57	21.45
Net asset value, end of year	$61.96	$81.25	$55.68

Total Return	(23.74)%	45.92%	62.66%

Ratios to Average Net Assets
Total income (loss)	(29.75)%	50.14%	41.85%
Management fees	0.60%	0.60%	0.60%
Total expenses excluding management fees	0.91%	0.68%	1.45%
Expenses waived	(0.76)%	(0.53)%	(1.25)%
Net expenses excluding management fees	0.15%	0.15%	0.20%
Net income (loss)	(30.50)%	49.39%	41.06%

Total returns are calculated based on the change in value during the period. An individual shareholder’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from DNO.

NOTE 7 - QUARTERLY FINANCIAL DATA (Unaudited)

The following summarized (unaudited) quarterly financial information presents the results of operations and other data for the three-month periods ended March 31, June 30, September 30 and December 31, 2016 and 2015.

	First Quarter 2016	Second Quarter 2016	Third Quarter 2016	Fourth Quarter 2016
Total income (loss)	$691,058	$(4,924,364)	$80,496	$(899,358)
Total expenses	93,790	63,152	52,660	46,834
Expense waivers	(40,790)	(28,367)	(32,076)	(27,849)
Net expenses	53,000	34,785	20,584	18,985
Net income (loss)	$638,058	$(4,959,149)	$59,912	$(918,343)
Net income (loss) per share	$2.38	$(15.95)	$0.40	$(6.12)

	First Quarter 2015	Second Quarter 2015	Third Quarter 2015	Fourth Quarter 2015
Total income (loss)	$1,103,222	$(2,819,391)	$6,315,826	$5,781,333
Total expenses	48,529	59,879	78,871	77,907
Expense waivers	(21,797)	(24,988)	(31,326)	(31,804)
Net expenses	26,732	34,891	47,545	46,103
Net income (loss)	$1,076,490	$(2,854,282)	$6,268,281	$5,735,230
Net income (loss) per share	$6.01	$(11.33)	$13.74	$17.15

NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS

DNO values its investments in accordance with Accounting Standards Codification 820 – Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement. The changes to past practice resulting from the application of ASC 820 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. ASC 820 establishes a fair value hierarchy that distinguishes between: (1) market participant assumptions developed based on market data obtained from sources independent of DNO (observable inputs) and (2) DNO’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the ASC 820 hierarchy are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II – Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

The following table summarizes the valuation of DNO’s securities at December 31, 2016 using the fair value hierarchy:

At December 31, 2016	Total	Level I	Level II	Level III
Short-Term Investments	$6,794,517	$6,794,517	$—	$—
Exchange-Traded Futures Contracts
United States Contracts	(329,150)	(329,150)	—	—

During the year ended December 31, 2016, there were no transfers between Level I and Level II.

The following table summarizes the valuation of DNO’s securities at December 31, 2015 using the fair value hierarchy:

At December 31, 2015	Total	Level I	Level II	Level III
Short-Term Investments	$15,987,691	$15,987,691	$—	$—
Exchange-Traded Futures Contracts
United States Contracts	648,394	648,394	—	—

During the year ended December 31, 2015, there were no transfers between Level I and Level II.

Effective January 1, 2009, DNO adopted the provisions of Accounting Standards Codification 815 – Derivatives and Hedging, which require presentation of qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and gains and losses on derivatives.

Fair Value of Derivative Instruments

Derivatives not Accounted for as Hedging Instruments	Statements of Financial Condition Location	Fair Value at December 31, 2016	Fair Value at December 31, 2015
Futures - Commodity Contracts	Assets	$(329,150)	$648,394

The Effect of Derivative Instruments on the Statements of Operations

		For the year ended December 31, 2016		For the year ended December 31, 2015		For the year ended December 31, 2014
Derivatives not Accounted for as Hedging Instruments	Location of Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income
Futures - Commodity Contracts	Realized gain (loss) on closed positions	$(4,128,807)		$11,046,246		$3,019,909

	Change in unrealized gain (loss) on open positions		$(977,544)		$(679,796)		$1,377,510

NOTE 9 - RECENT ACCOUNTING PRONOUNCEMENTS

In August 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2015-14, Revenue from Contracts with Customers, modifying ASU 2014-09. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2015-14 is effective for fiscal years beginning on or after December 15, 2016, and interim periods within those annual periods. Early application is permitted. At this time, management does not believe there will be any impact to the Fund’s financial statements.

NOTE 10 - SUBSEQUENT EVENTS

DNO has performed an evaluation of subsequent events through the date the financial statements were issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.